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                                                                 EXHIBIT 23.2

                              CROWN VANTAGE INC.
                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Crown Vantage Inc. on Forms S-8 (File No. 33-96788, File No. 33-96854, File No. 33-96856, File No. 333-09361 and File No. 333-4420) of our report dated February 23, 1996 on our audit of the consolidated statements of operations and cash flows of Crown Vantage Inc. for the year ended December 31, 1995, and the related financial statement schedule for the period from August 25, 1995 (date of inception) through December 31, 1995, which report is included as Exhibit 23.1 to this Form 10-K.

                                       COOPERS & LYBRAND  L.L.P.

San Francisco, California
March 24, 1998


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